UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  October 28, 2020

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

444 South River Road St. George, Utah	84790
(Address of principal executive offices)	(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, No Par Value	SKYW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2020 (the “Amendment Date”), SkyWest Airlines, Inc. (“SkyWest Airlines”), a wholly-owned subsidiary of SkyWest, Inc. (the “Company”), entered into a Restatement Agreement, dated as of the Amendment Date (the “Restatement Agreement”), to the Loan and Guarantee Agreement, dated as of September 29, 2020 (the “Original Loan Agreement” and as amended and restated by the Restatement Agreement, the “Loan Agreement”), among SkyWest Airlines, as the borrower, the Company, as guarantor, the other guarantors party thereto from time to time, the United States Department of the Treasury (the “Treasury”), as lender, and the Bank of New York Mellon, as administrative agent and collateral agent. The Loan Agreement provides for a secured term loan facility (the “Facility”), which permits SkyWest Airlines to borrow up to $725 million, representing an increase of $152 million beyond the $573 million of commitment under the Facility as of the date of execution of the Original Loan Agreement. As previously disclosed, on September 29, 2020, SkyWest Airlines borrowed $60 million pursuant to the Loan Agreement, which amount currently accrues interest at the rate of 3.22% through September 15, 2021, at which time the interest rate will reset according to the formula set forth in the Loan Agreement. No additional borrowing was made by SkyWest Airlines on the Amendment Date in connection with the entry into the Restatement Agreement.

In connection with its entry into the Original Loan Agreement, the Company entered into a warrant agreement (the “Warrant Agreement”) with Treasury pursuant to which the Company agreed to issue warrants (each a “Warrant” and, collectively, the “Warrants”) to Treasury to purchase up to an aggregate of 2,019,027 shares (the “Warrant Shares”) of the Company’s common stock, no par value (the “Common Stock”), based on a commitment of $573 million under the Facility as of the date of execution of the Original Loan Agreement. Upon entry into the Restatement Agreement, Warrants to purchase up to an additional 535,588 Warrant Shares became issuable by the Company to Treasury pursuant to the Warrant Agreement based on the increased commitment of an additional $152 million under the Facility as of the Amendment Date. Of such Warrants to purchase a total of 2,554,615 Warrant Shares, the Company issued a Warrant to purchase 211,416 Warrant Shares on September 29, 2020 in connection with the borrowing of $60 million described above. On the date of each subsequent borrowing, if any, under the Loan Agreement, the Company will issue to Treasury an additional Warrant for a number of shares of Common Stock equal to 10% of such borrowing amount, divided by the exercise price of the Warrants, $28.38 per share.

The other material terms of the Loan Agreement and the Warrant Agreement, including the terms of the issuance of the Warrants, remain effective as described in the Company’s Current Report on Form 8-K filed on September 29, 2020. The foregoing description of the Restatement Agreement does not purport to be complete and is qualified in their entirety by reference to the Restatement Agreement, a copy of which will be filed with the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2020.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 2.03.

Item 3.02. Unregistered Sales of Equity Securities.

The information provided in Item 1.01 is incorporated herein by reference to the extent responsive to Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: October 29, 2020	By	/s/ Robert J. Simmons
Robert J. Simmons, Chief Financial Officer